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                                                            EXHIBIT 22


                      NAVISTAR INTERNATIONAL CORPORATION
                               AND SUBSIDIARIES
                      ----------------------------------
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF OCTOBER 31, 1994


                                                             STATE OR
                                                            COUNTRY IN
                                                               WHICH
                                                            SUBSIDIARY
                                                            ORGANIZED
                                                            ----------
Subsidiary included in the financial
  statements, which is 100% owned:
    Navistar International Transportation Corp. ....         Delaware


Subsidiaries that are 100% owned by Navistar
  International Transportation Corp.:
    Navistar International Corporation Canada ......          Canada
    Navistar Financial Corporation .................         Delaware
    Harbour Assurance Company of Bermuda Limited ...          Bermuda


     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Financial information for the domestic and foreign finance and insurance subsidiaries appears in the Statement of Income (Loss), Statement of Financial Condition and Statement of Cash Flow in the 1994 Annual Report to Shareowners.























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